--------------------------------------
 TARGET DATE RETIREMENT BENEFIT RIDER
--------------------------------------

THE TARGET DATE RETIREMENT BENEFIT RIDER PROVIDES A LEVEL OF PROTECTION FOR
THE PRINCIPAL YOU INVEST AND LOCKS IN PAST INVESTMENT GAINS THAT OCCUR ON EACH CONTRACT ANNIVERSARY ON THE INITIAL TARGET VALUE DATE AND ANY SUBSEQUENT TARGET VALUE DATES. THIS RIDER IS ISSUED IN CONJUNCTION WITH THE TARGET BENEFIT ASSET ALLOCATION RIDER.

This rider forms a part of the Base Contract to which it is attached and is effective as of the Rider Effective Date. If you select this rider on your application at issue, the Rider Effective Date is the Issue Date shown on your Contract Schedule. If you add this rider after the Issue Date, the Rider Effective Date is the Contract Anniversary after your request is received in good order at our Service Center, and is shown on the Contract Schedule Addendum. In the case of a conflict with any provision in the Base Contract, the provisions of this rider will control. Defined terms and contractual provisions are set forth in the Base Contract, are added in the Target Benefit Asset Allocation Rider, or are added in this rider. This rider will terminate as indicated under the CONDITIONS FOR TERMINATION OF THIS RIDER section.


-------------
 DEFINITIONS
-------------

 BASE CONTRACT The contract to which this rider is attached.

--------------------------------
 TARGET DATE RETIREMENT BENEFIT
--------------------------------

TARGET  If the Rider Effective Date is the Issue Date, then your initial Target Value is equal to all Purchase Payments received on
VALUE   the Issue Date.

        If the Rider Effective Date occurs after the Issue Date, then your initial Target Value is equal to the Contract Value on the Rider Effective Date.
        On each Business Day we:
        (a)increase the Target Value by the amount of any additional Purchase Payments received that day, and
        (b)  reduce the Target Value proportionately by the percentage of Contract Value applied to a Partial Annuitization or withdrawn that day, including any withdrawal charge.

        On each Contract Anniversary after the Rider Effective Date, your Target Value is equal to the greater of the Target Value as of the previous Business Day or the current Contract Value.  We then increase or reduce the Target Value for any additional Purchase Payments received that day, or for Contract Value applied to a Partial Annuitization or withdrawn that day, as we do on any Business Day.

        The Target Value is not available until the Target Value Date.
TARGET  The Initial Target Value Date is shown on the Contract Schedule if the Rider Effective Date is the Issue Date, or on the
VALUE   Contract Schedule Addendum if the Rider Effective Date is after the Issue Date.
DATE
        The earliest Initial Target Value Date you can select is the Contract Anniversary that occurs on the Minimum Number of
        Contract Years to the Initial Target Value Date after the Rider Effective Date.  The Minimum Number of Contract Years to the
        Initial Target Value Date is shown on the Contract Schedule.  The latest Initial Target Value Date you can select is the
        Contract Anniversary that occurs before the oldest Owner's 91st birthday.  If the Base Contract is owned by a non-
        individual, the latest Initial Target Value Date you can select is the Contract Anniversary that occurs before the
        Annuitant's 91st birthday.

        Additional Target Value Dates occur on each Contract Anniversary after the Initial Target Value Date while this rider is in effect.

        On the Initial Target Value Date and any subsequent Target Value Dates, if your Contract Value is less than your Target
        Value, we will increase your Contract Value to equal the Target Value.

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



-----------------------------------------------------------------
 TARGET DATE RETIREMENT BENEFIT continued from the previous page
-----------------------------------------------------------------

INITIAL  Before  the  oldest  Owner's  81st  birthday,  or  if  a non-individual owns the Base Contract, before the Annuitant's 81st
TARGET   birthday, you can reset the Initial Target Value Date within  30  days  following a Contract Anniversary.  We will permit a
VALUE    reset only if the Contract Value is at least equal to the Target Value on the previous Contract Anniversary.
DATE
RESET    After we receive your request to reset the Initial Target Value Date, the  Reset  Date  will  be  the immediately preceding
         Contract Anniversary, shown on the Contract Schedule Addendum.  If the Reset Date does not occur on a Business Day, we will process your request on the next Business Day.

         The earliest Initial Target Value Date you can select is the Contract Anniversary that occurs on the Minimum Number of
         Contract Years to the Initial Target Value Date after the Reset Date.  The latest Initial Target Value Date you can select is the Contract Anniversary that occurs before the oldest Owner's 91st birthday.  If the Base Contract is owned by a non-
         individual, the latest Initial Target Value Date you can select is the Contract Anniversary that occurs before the
         Annuitant's 91st birthday.

         We will establish a new Target Value on the Reset Date equal to the Contract Value as of the Reset Date.  The Reset Date
         and the reset Initial Target Value Date are shown on the Contract Schedule Addendum.

REMOVING    After the Rider Effective Date you can remove the Target Date Retirement Benefit Rider from the Base Contract at any
THE TARGET  time.  We will process your request on the Contract Anniversary, or on the next Business Day if the Contract Anniversary
DATE        is not a Business Day, that occurs immediately after your request is received in good order at our Service Center. We
RETIREMENT  call this date the Rider Termination Date and it is shown on the Contract Schedule Addendum.  We must receive your
BENEFIT     request no later than 30 days before a Contract Anniversary in order to remove the rider on that anniversary.
RIDER FROM
THE BASE    If you remove the Target Date Retirement Benefit from your Base Contract, we will no longer assess the additional
CONTRACT    Mortality and Expense (M&E) Charge for this rider as of the Rider Termination Date.  The additional M&E Charge for this rider is shown on the Contract Schedule or Contract Schedule Addendum.  Because we decrease the total M&E Charge, we will adjust the number of Accumulation Units so that the Contract Value on the Rider Termination Date will remain the same.

            If you remove the Target Date Retirement Benefit Rider from the Base Contract, then it will no longer be available for future selection.  Also, if you remove this rider from the Base Contract and you also selected the No Withdrawal Charge
            Option at the time of application, you must select an available Required Benefit Rider as shown on the Contract
            Schedule, or your Base Contract will terminate.

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



--------------------
 GENERAL PROVISIONS
--------------------

CONDITIONS   The Target Date Retirement Benefit Rider will terminate upon the earliest of the following.
FOR             (a)The Rider Termination Date if you remove the Target Date Retirement Benefit from the Base Contract.
TERMINATION     (b)The date of death of any Owner, or Annuitant if a non-individual owns the Base Contract, unless the surviving
OF THIS            spouse elects to continue the Base Contract.  If an Owner, or Annuitant if a non-individual owns the Base
RIDER              Contract, dies and the surviving spouse elects to receive payment of the Death Benefit, then the Target Date
                   Retirement Benefit will terminate as of the end of the Business Day we receive due proof of death and an election of the Death Benefit payment option.
                (c)The Business Day before the Income Date that you take a Full Annuitization.
                (d)The Business Day we process your request for a full withdrawal.
                (e)The Business Day that the Base Contract terminates.

In all other respects the provisions, conditions, exceptions and limitations contained in the Base Contract remain unchanged.

Signed for the Company at its home office.

                         ALLIANZ LIFE INSURANCE COMPANY
                                  OF NEW YORK

                 [                                               ]   [
             ]

                     J.                      Terry                     Griffith,
               Vincent Vitiello
                                                                       Secretary
       President


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